UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2019

Herbalife Nutrition Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman Cayman Islands		KY1-1106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 8, 2019, the Board of Directors (“Board”) of Herbalife Nutrition Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), modified the compensation for Michael O. Johnson, the Company’s Chief Executive Officer and Executive Chairman. Effective January 8, 2019, Mr. Johnson’s annual base salary rate was increased to $500,000. Mr. Johnson will continue to be eligible for an annual bonus targeted at 80% of his annual base salary. In the event Mr. Johnson is not employed by the Company at the time the Company pays annual bonuses to executives generally per the terms of the Company’s 2019 annual bonus plan, Mr. Johnson will be entitled to a pro-rata annual bonus for 2019 based upon the number of days he was employed by the Company during 2019. All other terms, conditions, obligations or agreements contained in Mr. Johnson’s Letter Agreement dated November 1, 2016 among the Company, Herbalife International of America, Inc. and Mr. Johnson, and any amendments thereto, remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

January 14, 2019	By:	/s/ Henry Wang
Name: Henry Wang
Title: EVP and General Counsel